UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2008

THE STEAK N SHAKE COMPANY (Exact name of registrant as specified in its charter)

INDIANA	0-8445	37-0684070
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

36 S. Pennsylvania Street, Suite 500 Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (317) 633-4100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

    On July 23, 2008, Steven C. Schiller, the Senior Vice President of Marketing of The Steak n Shake Company (the "Company") resigned his positions with the Company and its affiliated entities effective immediately in order to pursue other interests.

    In conjunction with his resignation, Mr. Schiller entered into an agreement with the Company which supersedes all other severance or employment agreements.  Under the agreement, Mr. Schiller will receive as severance compensation an amount equal to ten months of his current annual salary, coverage under the Company’s group medical plans (or payment for COBRA coverage) for up to one year or until he obtains coverage under other plans, and the use of a Company-owned automobile for up to six months.

    The foregoing is qualified in its entirety by the full text of the agreement, a copy of which is attached hereto as Exhibit 10.1, and the information set forth therein is incorporated herein by reference as part of this item.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Resignation and Complete General Release Agreement between the Steak n Shake Company and Steven C. Schiller effective July 23, 2008.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE STEAK N SHAKE COMPANY

By: /s/ Sardar Biglari
Sardar Biglari
Executive Chairman

Dated: July 29, 2008